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                                                                   EXHIBIT 10.4


                           AMENDMENT NUMBER THREE TO
                               ROCK-TENN COMPANY
                       1993 EMPLOYEE STOCK PURCHASE PLAN
              (AS AMENDED AND RESTATED EFFECTIVE JANUARY 1, 1998)

         Pursuant to the power reserved in Section 17 of the Rock-Tenn Company 1993 Employee Stock Purchase Plan (as amended and restated effective January 1,
1998), Rock-Tenn Company hereby deletes in its entirety the language contained in Section 3.8 and inserts the following language in its place:

         Option Price.

         "The term Option Price shall mean for each Purchase Period 85% of the average of the high and low sales prices for a share of Stock on the last day of such Purchase Period, as such high and low prices are reported in The Wall Street Journal or in any successor to The Wall Street Journal or, if no such successor, any similar trade publication selected by the Plan Administrator (or its delegate) or, if the Plan Administrator (or its delegate) makes no such selection, as such prices are determined in good faith by the Plan Administrator (or its delegate); provided, if no such prices are so reported for any such day, the average of the high and low sales prices for such day shall be deemed to be the average of the high and low sales prices for a share of Stock which was so reported on the most recent day before such day."

         This Amendment Number Three shall be effective with the purchase period that commences on May 1, 2005.


                                        ROCK-TENN COMPANY

                                        By: /s/ Steven C. Voorhees
                                            -----------------------------------
                                        Title: Executive Vice President and
                                               Chief Financial Officer
                                        Date: December 10, 2004